UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    December 14, 2005
NYMAGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS
Item 8.01. Other Events.
     Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements (1) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors and (2) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. NYMAGIC, INC. inadvertently omitted this information from its annual proxy statement dated April 22, 2005, and provides that information in this Current Report on Form 8-K.
     The Chairman of the Nominating/Corporate Governance Committee of the Board of Directors of NYMAGIC, INC. presides at all regularly-scheduled executive sessions of the non-management members or independent members of the Board of Directors. John R. Anderson is currently the Chairman of the Nominating/Corporate Governance Committee of the Board of Directors.
     Interested parties wishing to communicate directly with the Chairman of the Nominating/Corporate Governance Committee or the non-management members of the Board of Directors as a group should address their inquires to the Company’s Corporate Secretary at: Corporate Secretary, NYMAGIC, INC. 919 Third Avenue, 10th Floor, New York, NY 10022. The sender should indicate in the address whether the letter is intended for the Chairman of the Nominating/Corporate Governance Committee or the non-management members of the Board of Directors as a group. All communications will be promptly relayed to the appropriate recipient(s).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli

Name: Thomas J. Iacopelli Title: Chief Financial Officer and Treasurer
Date: December 14, 2005